Exhibit 99

Con-way

                                                                  NEWS RELEASE
                                                                     Contacts:
                                   Investor:  Patrick Fossenier 1+650-378-5353
                                   News Media:      Gary Frantz 1+650-378-5335



               CON-WAY INC. REPORTS SECOND-QUARTER 2009 RESULTS



SAN  MATEO,  Calif.-July  23, 2009-Con-way Inc. (NYSE:CNW) today reported net income to common shareholders for the second quarter of 2009 of $31.5 million

(after preferred stock dividends), or 64 cents per diluted share. The results compared to second-quarter  2008  net  income  to  common shareholders (after preferred stock dividends) of $48.7 million, or $1.02 per diluted share.  The

2008  second-quarter  net  income  included  a  net  gain  from  discontinued

operations of 4 cents per diluted share.



Revenue  in  the  2009 second quarter was $1.06 billion, a decrease  of  21.2 percent from last year's  revenue  of $1.34 billion.  Operating income in the

2009 second quarter was $66.0 million, a decrease of 30.5 percent compared to

$94.9 million earned in the second quarter a year ago.



Commenting on the quarter, Con-way President and CEO Douglas W. Stotlar said,

"Despite  the  challenges of the recessionary  economy  and  a  weak  freight

market, we returned  the  company  to  profitability.   These  results  are a

testament  to  the  solid  execution  by  Con-way's  employees  at all of our business  units,  and  the benefit of cost-reduction measures implemented  in

April."



Con-way  Freight,  the company's  less-than-truckload  (LTL)  unit,  saw  its volumes improve sequentially  each  month  in the quarter. "Con-way Freight's reliable  service  performance, coupled with successful  sales  execution  is driving an uptick in  market  share,"  he said. "While there was some benefit from normal seasonality, the consistent  month-to-month sequential growth was

an  encouraging  trend.   However,  until the  market's  excess  capacity  is

resolved, we expect the pricing environment to remain competitive."



Menlo  Worldwide Logistics delivered a  solid  quarter.  "Recessionary  times provide  opportunities for logistics companies, and Menlo has done a good job helping its customers weather the downturn," Stotlar said. "Menlo's quarterly performance  can  be  attributed  to new contract wins, continued operational excellence and prudent cost management."



Con-way Truckload continued to manage  effectively through a difficult market for full-truckload services. "The volume  of  shipper  bid activity moderated from what we saw in the first quarter but weak demand and  over-capacity kept pricing under pressure," Stotlar noted. "Our truckload unit took steps in the quarter to right-size its fleet, selling 195 older tractors  and aligning its resource  base  closer  to  market  demand.  Con-way  Truckload remains  well positioned  as  a  premium  service provider with sound operations,  a  loyal customer base and excellent cost controls."



The effective tax rate for the  2009 second quarter was 33.1 percent compared to 39.7 percent in the same period  of  2008. The 2009 tax rate was lower due to the effect of discrete tax benefits.



FREIGHT


For  the  2009  second  quarter, Con-way Freight,  the  company's  less-than-

truckload operation, reported:



   * Operating income of  $49.0  million, a decrease of 36.7 percent from the

     $77.4 million earned in the year-ago  period. The quarter benefited from the earlier-mentioned expense reductions  as  well  as  effective  sales initiatives and strong operational execution.



   * Revenues  of  $638.0  million,  a 22.6 percent decrease from last year's second-quarter revenues of $824.0 million.



   * Tonnage per day handled by Con-way  Freight  decreased  7.0 percent from the previous-year second quarter, reflecting continued weak demand.



   * Yield  for Con-way Freight declined 17.4 percent from the  previous-year second quarter.  Excluding  the  fuel  surcharge,  yield  decreased  6.7

     percent.    Competitive  pricing  conditions  driven  by  excess  market capacity continued to dampen yield comparisons.



   * Con-way Freight  recorded  an operating ratio of 92.5 in the 2009 second quarter compared to 90.8 in second-quarter 2008.



LOGISTICS


For  the second quarter of 2009, Menlo  Worldwide  Logistics,  the  company's global logistics and supply chain management operations, reported:



   * Operating  income  of  $7.8  million,  a 57.4 percent increase from $5.0

     million earned in the second quarter of  2008.   Excellent cost controls

     across  all  of  Menlo's  industry  vertical groups benefited  the  2009 second-quarter  operating income, while  income  for  the  previous-year second quarter was reduced by write downs on two customer contracts.



   * Revenue of $327.0  million, down 13.3 percent from previous-year second-

     quarter revenue of $377.1 million.



   * Net revenue of $126.7  million  was  essentially flat compared to $126.6 million  in the previous-year second quarter.  Net  revenue  performance benefited  from  new contract wins which helped offset recession-induced declines in transactional  volumes  and  pricing pressures from existing accounts.



TRUCKLOAD



For  the  second  quarter  of 2009, Con-way Truckload,  the  company's  full-

truckload transportation operation, reported:



   * Operating income of $6.9  million,  a  44.7  percent  decline  from last year's  operating  income  of  $12.4  million. Results included an asset disposition loss of $2.5 million from the  sale of 195 tractors as fleet capacity was realigned for market conditions,  and a $1.0 million write-

     down related to the 2007 CFI acquisition.



   * Revenue of $89.8 million was down 34.6 percent compared to 2008 revenues of  $137.4 million. The quarterly revenue reflects  the  elimination  of inter-company  revenues  of  $53.5  million in 2009 and $44.2 million in

     2008.  The  truckload  market  continued   to   experience  soft  demand

     exacerbated by excess capacity.



   * Operating  ratio  on  revenue,  before  inter-company  eliminations  and exclusive of fuel surcharges, was 94.7 compared to last year's operating ratio of 90.6.



CON-WAY OTHER


Con-way Other includes other corporate activities  and its Road Systems, Inc.

trailer  manufacturing  unit.  These activities had $2.3  million  of  income during the current quarter. Income  in  the  previous  year  quarter  was not material.



INVESTOR CONFERENCE CALL


Con-way  will  host  a conference call for the investment community tomorrow,

Friday, July 24 at 8:30 a.m. Eastern Daylight Time (5:30 a.m. Pacific).



The call can be accessed  by  dialing  (866)  264-3634 or (706) 643-3632 (for

international   callers)   and   is  expected  to  last   approximately   one

hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be  available through a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 16750024.  An Internet replay of the presentation will also be available at the Con-way site.



The company also reiterated that it will  be  changing  the  timing of future earnings  releases  and  conferences  calls.  Beginning  with the 2009  third quarter,  earnings  results  will  be  published  within four to  five  weeks following the close of the quarter. The move is being  made to narrow the gap between  when  the company issues earnings announcements and  the  filing  of quarterly Form 10-Q and annual Form 10-K statements.



The company will  provide  details on the release date for third quarter 2009 results in late September.


Con-way Inc. (NYSE:CNW) is a $5 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload and multimodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.




FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2008 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.






                                Con-way Inc.
                      Statements of Operating Results
              (Dollars in thousands except per share amounts)

                             Three Months Ended            Six Months Ended
                                 June 30,                     June 30,
                           ---------------------       ----------------------
                            2009           2008         2009           2008
                           --------     --------       ---------    ---------

REVENUES

   Freight               $  637,951     824,008        1,197,684    1,567,328
   Logistics [a]            326,955     377,138          643,432      718,598
   Truckload                 89,767     137,363          175,809      253,332
   Other                      1,660       1,176            2,340        2,008
                         ----------     --------      ----------    ---------
                         $1,056,333   1,339,685        2,019,265    2,541,266
                         __________     ________      __________    _________


OPERATING INCOME (LOSS)

    Freight              $   48,994      77,375           25,607      113,452
    Logistics                 7,799       4,954           12,773       11,217
    Truckload [b]             6,879      12,436         (125,799)      22,712
    Other                     2,294          95            3,073        1,487
                          ---------     --------       ----------    ---------
                             65,966      94,860          (84,346)     148,868


Other Expense, net           16,581      13,869           32,094       28,078
                          ---------     --------       ----------    ---------

Income (Loss) before
  Income Tax Provision       49,385      80,991         (116,440)     120,790
  Income Tax Provision       16,346      32,185            2,870       47,872
                          ---------     --------       ----------    ---------

Income (Loss) from
 Continuing Operations       33,039      48,806         (119,310)      72,918
                          ---------     --------       ----------    ---------


Discontinued Operations, net of tax

  Gain from Disposal              -       1,609                -        1,609
                          ---------     --------       ----------    ---------
                                  -       1,609                -        1,609

Net Income (Loss)            33,039      50,415         (119,310)      74,527

  Preferred Stock Dividends   1,572       1,717            3,189        3,373

                          ---------     --------       ----------    ---------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHAREHOLDERS    $   31,467      48,698         (122,499)      71,154
                         __________     ________       __________    _________


NET INCOME (LOSS) FROM CONTINUING
  OPERATIONS APPLICABLE
  TO COMMON SHAREHOLDERS $   31,467      47,089         (122,499)      69,545
                         __________     ________       __________    _________



Weighted-Average Common Shares Outstanding

  Basic                  46,171,511   45,371,033      46,067,761    45,300,860
  Diluted                50,778,937   48,226,467      46,067,761    48,203,635



Earnings (Loss) Per Common Share

  Basic
    Net Income (Loss)
     Applicable to
     Common Shareholders     $  0.68      $ 1.04          $ (2.66)      $ 1.54
     Gain from Disposal            -        0.03                -         0.03
                            ---------     --------       ----------    --------
                             $  0.68      $ 1.07          $ (2.66)      $ 1.57
                           __________     ________       __________    ________



 Diluted
    Net Income (Loss)
     Applicable to
     Common Shareholders     $  0.64      $ 0.98         $ (2.66)       $ 1.45
     Gain from Disposal            -        0.04               -          0.04
                            ---------     --------       ----------    --------
                             $  0.64      $ 1.02         $ (2.66)       $ 1.49
                           __________     ________       __________    ________



                    ****************************************************



[a] Logistics' net revenues

   Revenues              $  326,955       377,138        643,432      718,598
   Purchased Transportation
     Expense               (200,252)     (250,507)      (391,496)    (465,959)
                          ----------     --------      ----------    ---------
   Net revenues           $ 126,703       126,631        251,936      252,639
                          __________     ________      __________    _________


[b] The six months ended June 30, 2009 include a goodwill impairment charge of $134.8 million ($2.92 per share) in the first quarter of 2009.





                                 Con-way Inc.
                           Condensed Balance Sheets
                            (Dollars in thousands)


ASSETS                  June 30, 2009             December 31, 2008

Current assets        $    1,032,189              $        951,082
Property, plant
 and equipment, net        1,406,843                     1,471,956
Other assets                 453,155                       648,669
                       -------------              ----------------
      Total Assets    $    2,892,187              $      3,071,707
                       _____________              ________________



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      839,089              $        658,077
Long-term debt
 and guarantees              718,047                       926,224
Other long-term
 liabilities and
 deferred credits [a]        628,790                       861,814
Shareholders'
  equity [a]                 706,261                       625,592
                       -------------              ----------------
Total Liabilities and
 Shareholders' Equity  $   2,892,187              $      3,071,707
                       _____________              ________________


[a] Effective April 30, 2009, Con-way amended its primary defined benefit pension plan to permanently curtail benefits associated with future increases in employee compensation. In connection with the curtailment, Con-way re-measured its plan-related assets and liabilities as of April 30, 2009. Accordingly, as of the re-measurement date, Con-way recorded a $299.9 million decrease to the plan obligation, a $116.9 million decrease in long-term deferred tax assets, and a $183.0 million net increase to shareholders' equity (to reflect a reduction in the accumulated other comprehensive loss).